Exhibit 99.2

IZI HOLDINGS, LLC

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 AND 2010

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

IZI HOLDINGS, LLC.

Table of Contents

Page Number
Financial Statements:

Unaudited Consolidated Balance Sheets	1

Unaudited Consolidated Statements of Income	2

Unaudited Consolidated Statements of Cash Flows	3

Notes to Unaudited Consolidated Financial Statements	4 - 6

IZI HOLDINGS, LLC.

Unaudited Consolidated Balance Sheets
As of September 30,

	2011	2010
Assets

Current Assets
Cash	$ 864,408	$ 996,944
Accounts Receivable, net	2,197,061	2,366,997
Inventories, net	972,188	736,367
Prepaid Expenses	187,051	253,698
	4,220,708	4,354,006

Property and Equipment, net	1,411,288	1,793,550

Other Assets
Goodwill	47,072,620	47,072,620
Security Deposit	23,608	23,608
Deferred Financing Fees, net	309,770	433,682
	47,405,998	47,529,910

Total Assets	$ 53,037,994	$ 53,677,466

Liabilities and Members' Equity

Current Liabilities
Current Maturities of Long-term Debt	$ 1,400,000	$ 1,000,000
Commissions Payable	1,223,213	1,333,789
Accrued Expenses and Other Current Liabilities	997,951	992,895
Distribution Payable	723,849	301,920
Accounts Payable	153,049	188,095
	4,498,062	3,816,699

Long-Term Debt, net of Current Maturities	18,823,810	20,347,150
Long-Term Subordinated Debt	5,267,000	5,267,000

Total Liabilities	28,588,872	29,430,849

Members' Equity	24,449,122	24,246,617

Total Liabilities and Members' Equity	$ 53,037,994	$ 53,677,466

See notes to unaudited consolidated financial statements.

IZI HOLDINGS, LLC.

Unaudited Consolidated Statements of Income
For the Nine Months Ended September 30,

	2011	2010

Sales, net	$ 14,024,654	$ 13,752,006

Cost of Sales	2,628,111	2,110,056

Gross Profit	11,396,543	11,641,950

Operating Expenses
Selling	5,654,142	5,848,653
General and Administrative	1,473,266	1,247,998
Research and Development	54,157	112,810
	7,181,565	7,209,461

Operating Income	4,214,978	4,432,489

Other Income (Expense)
Interest Expense, net	(3,242,398)	(3,362,132)
Loss on Sale of Property and Equipment	-	86
Other Income	(1,980)	1,011
	(3,244,378)	(3,361,035)

Net Income	$ 970,600	$ 1,071,454

See notes to unaudited consolidated financial statements.

IZI Medical Products, LLC

Unaudited Consolidated Statements of Cash Flows
For the Nine Month Period Ended September 30,

	2011	2010

Cash flows from operating activities
Net Income	$ 970,600	$1,071,454
Adjustments to reconcile net income

Depreciation and amortization	520,841	517,359
Capitalized interest on long-term debt	-	171,079
Gain on sale of property and equipment	-	(86)
Changes in operating assets and liabilities, net of assets acquired
(Increase) decrease in:
Accounts receivable, net	(356,528)	(171,977)
Inventories, net	(74,317)	(349,185)
Prepaid expenses	(45,132)	(181,425)
Security deposit	-	(23,608)
Increase (decrease) in:
Commissions payable	(195,676)	3,838
Accounts payable	(14,450)	16,647
Accrued expenses and other current liabilities	(351,021)	159,953
Net cash provided by operating activities	454,317	1,214,049

Cash flows from investing activities
Acquisition of assets, net	-	-
Acquisition of property and equipment	(71,736)	(413,922)
Proceeds from sale of property and equipment	-	1,400
Net cash used for investing activities	(71,736)	(412,522)

Cash flows from financing activities
Proceeds from long-term debt	-	-
Capital contributions	-	-
Payments on long-term debt	(1,014,096)	(950,225)
Distributions to members	-	(150,000)
Net cash (used for) provided by financing activities	(1,014,096)	(1,100,225)

Net decrease in cash and cash equivalents	(631,515)	(298,698)

Cash- beginning	1,495,923	1,295,642

Cash- ending	$ 864,408	$ 996,944

See notes to unaudited consolidated financial statements.

IZI HOLDINGS, LLC.

Notes to Unaudited Consolidated Financial Statements

For the Nine Months Ended September 30, 2011 and 2010

1.   Nature of Operations

IZI Holdings, LLC, and its wholly owned subsidiary IZI, LLC (collectively, the Company), are engaged in the manufacturing of medical imaging accessories, including high quality, low cost, versatile reference markers that aid technicians and physicians in the fields of radiology, radiation therapy, and surgery.

2.   Acquisition and Basis of Presentation

IZI Holdings, LLC was formed for the purpose of acquiring 100% of the assets of IZI, LLC on March 31, 2009. The acquisition allowed the Company to expand its geographic reach, customer base, and manufacturing capabilities.

The total cost of the acquisition was $50,101,000, which includes the purchase price less acquisition costs of $2,500,000. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

March 31, 2009

Current assets	$ 2,701,899
Property and equipment	1,420,848
Intangible assets	619,550
Goodwill	47,072,620
51,814,917
Less: Liabilities assumed	1,713,917
$ 50,101,000

The acquired assets and liabilities shown above have been netted from the balance sheet account changes in the consolidated statement of cash flows for the period ended December 31, 2009.

The transaction includes an opportunity for additional consideration if the Company achieves certain financial performance thresholds through the year 2013, as defined in the purchase agreement. Based on the Company’s assessment of the probability of reaching the financial performance thresholds no liability has been recorded.

On March 31, 2009 IZI Holdings, Inc., an entity affiliated through common ownership, issued a subordinated promissory note to the Company in the amount of $5,267,000. The promissory note is due on March 31, 2015 and incurs interest at a fixed rate of 14% per annum which is payable quarterly, in arrears, on or before the 15th day after the end of each fiscal quarter. At September 30, 2011 and 2010 the principal balance outstanding was $5,267,000.

IZI HOLDINGS, LLC.

Notes to Unaudited Consolidated Financial Statements

For the Nine Months Ended September 30, 2011 and 2010

3.   Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of $17,122 and $10,326 at September 30, 2011 and 2010, respectively. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicates the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each consolidated balance sheet date.

4.   Inventories

Inventories consist of the following as of September 30, 2011 and 2010:

	2011	2010
Raw materials	$ 771,400	$ 506,785
Work in process	47,582	110,536
Finished goods	186,112	156,438
	1,005,094	773,759
Less: Inventory allowances	32,906	37,392
	$ 972,188	$ 736,367

5.   Revolving Line of Credit

On March 31, 2009 the Company entered into a line of credit agreement which provides for advances of up to $2,500,000. All borrowings are collateralized by a security interest in substantially all assets of the Company. The line of credit facility will mature in March 2014 and has an interest rate of 10% per annum. There were no borrowings during the interim period ended September 30, 2011 and the interim period ended September 30, 2010. There were no amounts outstanding on the revolving line of credit at September 30, 2011 and 2010.

IZI HOLDINGS, LLC.

Notes to Unaudited Consolidated Financial Statements

For the Nine Months Ended September 30, 2011 and 2010

6.   Related Party Transactions

On March 31, 2009 the Company entered into a management services agreement with its majority member for management, consulting and financial advising services. Charges for these services for the nine months ended September 30, 2011 and 2010 were $406,342 and $391,452, respectively. The amount owed to the member at September 30, 2011 and 2010 was $130,000 and $130,000, respectively.

On March 31, 2009 the Company entered an agreement to lease office space from an entity affiliated by common ownership. The Company terminated the lease during November 2010 to move into a new facility. Rent expense for the interim period ended September 30, 2011 and 2010 was $0 and $108,000, respectively.

7.   Contingencies

In the ordinary course of business the Company is a defendant in various claims and legal proceedings. It is the opinion of management that the outcome of these matters will not have a material effect on the financial position of the Company.

8.   Subsequent Event

On November 14, 2011, Landauer, Inc. (NYSE: LDR) acquired all of the outstanding equity interest of IZI Medical Products, LLC.